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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 28, 2005

                             Euronet Worldwide, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                    0-22167                  74-2806888
      (State or other              (Commission             (I.R.S. Employer
      jurisdiction of              File Number)           Identification No.)
       incorporation)

                             4601 College Boulevard
                              Leawood, Kansas 66211
                (Address of principal executive office)(Zip Code)

                                 (913) 327-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01   Entry into a Material Definitive Agreement

On September 28, 2005, Euronet Worldwide, Inc. ("Euronet") entered into a purchase agreement with Bank of America Securities LLC (the "Initial Purchaser"). Pursuant to the Purchase Agreement, Euronet agreed to sell $155 million aggregate principal amount of its 3.50% Convertible Debentures Due 2025 (the "Debentures") to the Initial Purchaser. In addition, the Initial Purchaser was granted an option to purchase up to $20 million aggregate principal amount of additional Debentures.

The closing of the sale of the Debentures, including the Debentures issued under the option granted to the Initial Purchaser, is expected to occur on October 4, 2005. The Debentures were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were sold to the Initial Purchaser in reliance on the exemption from registration provided by Section 4 (2) of the Securities Act. The Initial Purchaser of the Debentures then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Euronet relied on these exemptions from registration based on representations made by the Initial Purchaser in the Purchase Agreement.

The Debentures will bear interest at a rate of 3.50% per annum. Euronet will pay interest on the Debentures on April 15 and October 15 of each year, beginning April 15, 2006. Beginning with the period commencing on October 15, 2012 and ending on April 14, 2013, and for each of the six-month periods thereafter commencing on April 15, 2013, Euronet will pay contingent interest during the applicable interest period if the average trading price of a Debenture during a five trading-day period preceding such applicable interest period equals or exceeds 120% of the principal amount of the Debentures. The contingent interest payable per Debenture in respect of any applicable interest period will equal 0.35% per annum of the average trading price of a Debenture for such five trading-day period. The Debentures will mature on October 15, 2025.

The Debentures will be convertible at the holder's option into shares of Euronet common stock, par value $0.02 per share, if:

      (1) during any fiscal quarter commencing after December 31, 2005 (and only during such fiscal quarter), if the closing price of Euronet's common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the preceding fiscal quarter was 130% or more of the conversion price of the Debentures on that 30th trading day;

      (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price per Debenture for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the conversion rate for the Debentures; provided, however, Holders may not convert their Debentures in reliance on this provision after October 15, 2020 if on any trading day during such measurement period the closing price of shares of our common stock was between 100% and 130% of the conversion price of the Debentures; ,

      (3) Euronet has called the Debentures for redemption or

      (4) specified corporate transactions occur.

Subject to the above conditions, each $1,000 principal amount of Debentures will be convertible into 24.7036 shares (equivalent to an initial conversion price of approximately $40.48 per share of common stock), subject to adjustment as described in this Offering Memorandum.


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If a change of control of Euronet occurs on or prior to October 20, 2012,
Euronet will increase the conversion rate by a number of additional shares of common stock or, in lieu thereof, Euronet may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Debentures are convertible into shares of the acquiring or surviving company.

Euronet may redeem some or all of the Debentures for cash at any time on or after October 20, 2012 at 100% of their principal amount, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any. Holder may require Euronet to repurchase all or a portion of their Debentures on October 15, 2012, 2015 and 2020, at a price equal to the principal amount of the Debentures to be repurchased, plus accrued and unpaid interest, including contingent interest, if any, and liquidated damages, if any, to the repurchase date. Holders may require us to repurchase all or a portion of the Debentures upon the occurrence of a change of control (as defined in the indenture related to the Debentures). Euronet has agreed to file a shelf registration statement for the resale by investors of the Debentures and Euronet's common stock issuable upon conversion of the Debentures.

The Debentures will be unsecured obligations and will be subordinated in right of payment to obligations under Euronet's secured credit facilities and will be effectively subordinated to all of Euronet's other existing and future secured debt and to the indebtedness and other liabilities of our subsidiaries. The Debentures will not be subordinated in right of payment to Euronet's existing convertible debentures.

Euronet intends to use the net proceeds of the offering for general corporate purposes, which may include share repurchases, acquisitions of non-U.S. entities or other strategic investments.

In connection with the sale of the Debentures, Euronet will enter into a registration rights agreement with the Initial Purchaser. Pursuant to the registration rights agreement, Euronet will file a shelf registration statement with the Securities and Exchange Commission covering resales of the Debentures and Euronet's common stock issuable upon conversion of the Debentures. If Euronet fails to comply with certain of its obligations under the registration rights agreement, it will be required to pay liquidated damages to the holders of the Debentures.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01, which is incorporated herein by reference.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          EURONET WORLDWIDE, INC.


                                          By:   /s/ Rick L. Weller
                                               -------------------------
                                               Rick L. Weller
                                               Chief Financial Officer

Date:  September 30, 2005